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                                                                      EXHIBIT 13

                                SCHEDULE 13
---------------------------------------------------------------------------
                    ANNUAL ADMIN CHARGE CALCULATIONS
           -------------------------------------------------
           AVG POLICY SIZE          $40,000.00
           CHARGE                   $30.00

           30/40000*1000=           $0.75


                      HYPOTHETICAL UNIT VALUES
            -------------------------------------------

                 31-Dec-01     7.337803662     a
                 31-Dec-02     5.619610771     b



                              STRATEGIC PARTNERS ANNUITY ONE
                         1.40%                             STOCK
                      ---------------------------------------------
1 YEAR % OF RETURN                 -23.42%       c     =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)      765.84        d     =(c*1000)+1000
ANNUAL ADMIN CHARGE                  0.75        e     =Annual Admin Charge
GMIB CHARGE                          0.00        f     =IF(c less than or = to 0.05.(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE           0.00        g     =d*0.0030
INCOME APPRECIATOR CHARGE            0.00        h     =d*0.0025
Less Admin, GMIB, EAPP, IAB        765.09        i     =d-e-f-g-h
ROR BEFORE LOAD                    -23.49%             =(i/1000)-1


                                SCHEDULE 13
---------------------------------------------------------------------------
                    ANNUAL ADMIN CHARGE CALCULATIONS
           -------------------------------------------------
           AVG POLICY SIZE          $40,000.00
           CHARGE                   $30.00

           30/40000*1000=           $0.75


                      HYPOTHETICAL UNIT VALUES
            -------------------------------------------

                 31-Dec-01     6.877556555     a
                 31-Dec-02     5.249039611     b



                              STRATEGIC PARTNERS ANNUITY ONE
                         1.75%                             STOCK
                      ---------------------------------------------
1 YEAR % OF RETURN                 -23.68%      c     =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)      763.21       d     =(c*1000)+1000
ANNUAL ADMIN CHARGE                  0.75       e     =Annual Admin Charge
GMIB CHARGE                          0.00       f     =IF(c less than or = to 0.05.(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE           0.00       g     =d*0.0030
INCOME APPRECIATOR CHARGE            0.00       h     =d*0.0025
Less Admin, GMIB, EAPP, IAB        762.46       i     =d-e-f-g-h
ROR BEFORE LOAD                    -23.75%            =(i/1000)-1